Exhibit 99.12

HCC INSURANCE HOLDINGS, INC. Town Hall Presentation June 12, 2015

What Happened? HCC entered into agreement to be merged into Tokio Marine Group Transaction was announced publicly on June 10, 2015 Estimated closing in 4 - 6 months 2

Who Is Tokio Marine Group? Established 1879 Market capitalization over $30 billion, or almost 6x HCC’s current size Located in 37 countries with offices in 486 cities around the world 3

Kiln Group (2008) • Philadelphia Insurance Companies (2008) • Delphi Financial Group (2012) • Including Safety National and Reliance Standard • 4 COMPANY CONFIDENTIAL – NOT FOR DISTRIBUTION Track Record of Successful International Expansion

Why HCC? Premier specialty franchise with portfolio of over 100 diverse, largely non-correlated lines of business Underwriting culture with consistent, profitable results Loyal, long-serving employees Opportunity to expand HCC’s existing lines internationally With HCC, Tokio Marine Group’s business mix outside of Japan increases from 38% to 46% 5

Why Are We Excited? Outstanding result for our shareholders and employees All senior management, including CEO, will remain at HCC For our employees, workplace responsibilities and compensation will remain the same We will have a truly international footprint – we will be a financial peer to Chubb, Travelers and ACE 6

What Does It Mean To You? We will continue to do business as HCC Reporting structure will remain the same Existing compensation strategy will continue Personal growth opportunities will be enhanced within a larger, more global organization 7

Disclaimer 8 ADDITIONAL IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND WHERE TO FIND IT: This communication relates to a proposed merger between HCC and a subsidiary of Tokio Marine Holdings, Inc. that will be the subject of a proxy statement that HCC intends to file with the U.S. Securities and Exchange Commission (the “SEC”). This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, and is not a substitute for the proxy statement or any other document that HCC may file with the SEC or send to its stockholders in connection with the proposed merger. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ALL OTHER RELEVANT DOCUMENTS FILED WITH THE SEC OR SENT TO HCC’S STOCKHOLDERS AS THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. All documents, when filed, will be available free of charge at the SEC’s website (www.sec.gov). You may also obtain documents filed by HCC with the SEC by contacting HCC at Investor Relations, HCC Insurance Holdings, Inc., 13403 Northwest Freeway, Houston, Texas 77040, by email at InvestorRelations@hcc.com or by visiting HCC’s website at www.hcc.com. PARTICIPANTS IN THE SOLICITATION: HCC and its directors, executive officers and other members of management and employees may be deemed to be participants in any solicitation of proxies in connection with the proposed merger. Information about HCC’s directors and executive officers is available in HCC’s proxy statement dated April 9, 2015 for its 2015 Annual Meeting of Stockholders. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC regarding the merger when they become available. Investors and stockholders should read the proxy statement carefully when it becomes available before making any investment or voting decisions.

Disclaimer (continued) 9 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS: This communication and other written or oral statements made by or on behalf of HCC contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are made under the “safe harbor” provisions of The Private Securities Litigation Reform Act of 1995. In particular, statements using words such as “may,” “will,” “should,” “estimate,” “expect,” “anticipate,” “intend,” “believe,” “predict,” “plan,” “project,” “continue” or “potential,” or their negatives or variations, and similar terminology and words of similar import, generally involve forward-looking statements. Forward-looking statements reflect HCC’s current views, plans or expectations with respect to future events and financial performance. They are inherently subject to significant business, economic, competitive and other risks, uncertainties and contingencies. The inclusion of forward-looking statements in this or any other communication should not be considered as a representation by HCC or any other person that current plans or expectations will be achieved. Forward-looking statements speak only as of the date on which they are made, and HCC undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. There are or will be important factors that could cause actual results to differ materially from those expressed in any such forward-looking statements, including but not limited to the following: the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; required governmental approvals of the merger may not be obtained or may not be obtained on the terms expected or on the anticipated schedule, and adverse regulatory conditions may be imposed in connection with any such governmental approvals; HCC’s stockholders may fail to approve the merger; the parties to the merger agreement may fail to satisfy other conditions to the completion of the merger, or may not be able to meet expectations regarding the timing and completion of the merger; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers or suppliers) may be greater than expected following the announcement of the proposed merger; HCC may be unable to retain key personnel; the amount of the costs, fees, expenses and other charges related to the proposed merger; and other factors affecting future results disclosed in HCC’s filings with the SEC, including but not limited to those discussed under Item 1A, “Risk Factors”, in HCC’s Annual Report on Form 10-K for the year ended December 31, 2014, which are incorporated herein by reference.

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